EXHIBIT 10.9
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               SEPARATION AGREEMENT AND GENERAL RELEASE
               ----------------------------------------

     Jay E. Schmidt ("Schmidt") and Banyan Strategic Realty Trust, a Massachusetts business trust, ("BSRT") enter into this Separation Agreement and General Release ("Agreement") this 1st day of October, 2000.

     WHEREAS, Schmidt is employed by BSRT pursuant to a written employment agreement dated as of December 31, 1998 (the "Employment Agreement") and serves as BSRT's Vice President-Acquisitions;

     WHEREAS, BSRT is in the process of marketing all, or substantially all, of its assets for sale to third parties and does not intend to reinvest any sale proceeds in new assets and, therefore, will no longer require Mr. Schmidt's services;

     WHEREAS, the Agreement expires on December 31, 2000 but is automatically renewed for an additional one (1) year period unless BSRT notifies Schmidt by September 30, 2000 of its desire to terminate the Agreement;

     WHEREAS, BSRT notified Schmidt on or before September 30, 2000 that BSRT will not renew the Employment Agreement when it expires on December 31, 2000; and

     WHEREAS, although the Employment Agreement contains provisions stating rights and obligations of the parties in connection with a decision by BSRT not to renew the Employment Agreement, BSRT and Schmidt are desirous of altering these rights and obligations and of creating additional rights and obligations.

     NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

     1. RECITALS. The recitals to this Agreement are incorporated by reference into this Agreement and made a part of as though stated herein.

     2. RESIGNATION. Schmidt will resign from his position of First Vice President-Acquisitions effective at 12:00 a.m. central time on October 2, 2000.

     3. SEPARATION PAYMENTS. BSRT shall pay Schmidt $280,804 no later than October 1, 2000, subject to tax withholding in accordance with BSRT's payroll practices. Schmidt agrees that upon receipt of this payment, he shall have no further right to, and BSRT shall have no further obligation to pay Schmidt, any wages, unreimbursed expenses, accrued vacation or any other benefits except for wages and accrued vacation as of October 1, 2000 and except for reimbursable expenses which relate to expenses incurred by Schmidt in connection with performing his duties to BSRT prior to October 2, 2000 and for which he has not yet submitted the necessary documentation or otherwise as provided herein; provided that if Schmidt fails to submit the necessary documentation for these expenses by November 15, 2000, BSRT will have no further obligation to reimburse Schmidt.



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     4.    CONFIDENTIALITY.  Each party agrees to keep the facts and terms of this Agreement in strict confidence and to refrain from making any negative or critical remarks about the other party; provided that nothing herein shall prohibit Schmidt from disclosing the facts and terms of this
Agreement: (a) to taxing authorities for the purpose of determining or reporting Schmidt's income to these authorities; (b) in connection with any regulatory, administrative or judicial proceeding, including any proceeding to enforce the terms of this Agreement; or (c) to the extent required by law.

           Schmidt also agrees as a result of his employment with BSRT he has acquired information of a special and unique nature and value that is not generally known to the public or to BSRT's industry regarding BSRT, including but not limited to, business, financial and other records of BSRT and its affiliates including its and their joint venture partners, software programs, employee records, mailing lists, tenant lists and profiles, prospective tenant lists, accounts receivable and payable ledgers, plans and projections, budgets, marketing data and other similar matters (all such information being hereinafter referred to as "Confidential Information"). Accordingly, Schmidt:

           (a) will not, except as otherwise authorized by BSRT, divulge to any person, firm, corporation, limited liability company, or organization (hereinafter referred to as "Third Parties"), or use or cause or authorize any Third Parties to use, the Confidential Information, except as required by law or court order; and

           (b) shall deliver, destroy or delete or cause to be delivered, destroyed or deleted, as BSRT may request, any and all Confidential Information, including drawings, notebooks, keys, data and other documents and materials belonging to BSRT or its affiliates which is in his possession or under his control relating to BSRT or its affiliates, or the business of BSRT, regardless of the medium upon which it is stored, and will deliver to BSRT any other property of BSRT or its affiliates which is in his possession or under his control on or before October 1, 2000; except that BSRT hereby transfers ownership of a "1996 Micron Notebook" personal computer, serial number 962845-0006 which is in Schmidt's possession to Schmidt.

           For purposes of this Section 4, the term Confidential Information shall not include information which: (i) was in the public domain at the time of execution of this Agreement; (ii) hereafter becomes part of the public domain by publication or otherwise through no unauthorized action of the Schmidt; or (iii) was received by Schmidt through a source other than BSRT which is not under an obligation of confidentiality to the BSRT. Schmidt further acknowledges and agrees that the Confidential Information is of great value to BSRT and its affiliates and that the restrictions and agreements contained in this Agreement are reasonably necessary to protect the Confidential Information and the goodwill of BSRT's business.

     5. EMPLOYMENT AGREEMENT. This Agreement shall supersede the Employment Agreement which shall be void and of no further effect upon the later of: (a) the execution and delivery of this Agreement by each party; or (b) October 1, 2000.



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     6.    RELEASE OF CLAIMS.  In consideration of the separation payment and other promises contained herein, and as a natural inducement to BSRT to enter into this Agreement, Schmidt hereby releases and forever discharges BSRT and its officers, trustees, employees, investors, shareholders, affiliates and agents from, and agrees not to sue any of these parties concerning any and all actions, liabilities, and other claims for relief and remuneration whatsoever, arising out of, or in any way connected with his employment by BSRT, including all matters in equity, contract, tort, or for retaliatory discharge, or pursuant to statute, whether presently known or unknown, suspected or unsuspected, that Schmidt may possess arising from any omissions, acts or facts existing as of October 1, 2000, including but not limited to actions or claims under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the National Labor Relations Act, as amended, and any Illinois or other state or local statute, law or ordinance containing comparable prohibitions, including The Illinois Human Rights Act, as well as any and all claims under the Employee Retirement Income Security Act ("ERISA"), and any and all claims of any kind for attorneys' fees or costs in connection with any case, controversy, claim, charge, or otherwise; provided that nothing herein shall be deemed to waive or release any claim: (a) under the Age Discrimination in Employment Act of 1967, as amended; (b) arising after the date this Agreement was executed; (c) for indemnification that Schmidt may have under BSRT's Third Amended and Restated Declaration of Trust; or (d) to enforce this Agreement.

           In consideration of the separation payment and other promises contained herein, and as a natural inducement to Schmidt to enter into this Agreement, BSRT hereby releases and forever discharges Schmidt from any and all actions, liabilities and other claims for relief or remuneration whatsoever, arising out of, or in any way connected with, Schmidt's employment by BSRT or its affiliates or The Oak Realty Group, Inc., including all matters in equity, contract, tort or pursuant to statute except for actions or claims: (x) alleging fraud or wilful misconduct by Schmidt; or (y) brought by BSRT under the Loan Agreement, Non-Recourse Promissory Note, Stock Pledge and Security Agreement entered into between Schmidt and BSRT effective January 12, 2000.

     7. REPRESENTATIONS AND WARRANTIES. Schmidt represents and warrants that he:

           (a) has executed and delivered this Agreement knowingly and voluntarily;

           (b)   has read and understands this Agreement in its entirety;

           (c) has been advised and directed orally and in writing (and this SECTION 7(c) constitutes such written direction) to seek legal counsel and any other advice he wishes with respect to the terms of this Agreement before executing it, that he has sought such advice and has had the opportunity to negotiate the terms of this Agreement; and

           (d) has not been forced by any employee or agent of BSRT to execute and deliver this Agreement.



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     8.    COBRA.  Schmidt shall have the right to continue his health insurance coverage at group rates pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") beginning the later of November 1, 2000 and the execution and delivery of this Agreement by each party; provided, however, that this election must be made no later than sixty (60) days after that date. Schmidt's current health coverage will continue through October 31, 2000. Notwithstanding the above, if BSRT terminates its health insurance plan prior to March 31, 2002, Schmidt acknowledges and agrees that his individual coverage pursuant to COBRA shall terminate. If, after the termination of the plan, BSRT arranges for alternative health insurance coverage for its employees, BSRT shall offer Schmidt the option of participating in the alternative plan; provided that Schmidt shall reimburse BSRT for the premium associated with providing Schmidt with coverage under the alternative plan.

     9. NO ADMISSION OF WRONGDOING. This Agreement shall not in any way be construed as an admission by Schmidt of any acts of wrongdoing whatsoever against him by BSRT or any of its officers, trustees, employers, agents or advisors.

     10. COUNTERPARTS. The Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same document.

     11. NOTICE. Any notice required or permitted hereunder shall be made in writing: (a) either by actual or delivery of the notice into the hands of the party entitled; or (b) by depositing the notice in the United States mail certified or registered, return receipt requested, all postage prepaid and addressed to the party to whom notice is to be given at the party's respective address set forth below, or such other address as the party may from time to time designate by written notice to the other party.

           If to BSRT:

           Banyan Strategic Realty Trust
           Suite 2900
           150 South Wacker Drive
           Chicago, Illinois 60606
           Attn: General Counsel

           with copies to:

           Shefsky & Froelich Ltd.
           444 North Michigan Avenue
           Suite 2500
           Chicago, Illinois 60611
           Attn: Michael J. Choate, Esq.

           If to Schmidt:

           8980 North Seneca Road
           Milwaukee, WI 53217

           with a copy to:

           Much Shelist Freed Denenberg Ament & Rubinstein, P.C.
           200 N. LaSalle Street
           Suite 2100
           Chicago, Illinois 60601
           Attn: Don Hershman, Esq.



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The notice shall be deemed to be received on the earlier of (x) the date of its actual receipt by the party entitled thereto and (y) the third business day following the date of mailing.

     12. AMENDMENT AND WAIVER. No amendment or modification to this Agreement shall be valid or binding on the BSRT unless made in writing and signed by an officer of BSRT duly authorized by the board or upon Schmidt unless made in writing and signed by Schmidt. The waiver by BSRT or Schmidt of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     13. ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement attached hereto constitutes the entire agreement between BSRT and Schmidt with respect to the subject matter hereof. There are no representations, warranties, agreements or commitments between the parties hereto with respect to Schmidt's separation and release as set forth herein.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois. The parties agree that any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Cook County in the State of Illinois or in the U.S. District Court for the Northern District of Illinois. The parties hereto accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Cook County, Illinois.

     15. SEVERABILITY. If any provision of this Agreement shall, for any reason, be held unenforceable, the provision shall be severed from this Agreement unless, as a result of severance, the Agreement fails to reflect the basis intent of the parties on the date hereof.

     16. BENEFIT. This Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the successors, assigns, transferees or heirs of the parties hereto.

     17. COST OF ENFORCEMENT. In any suit or proceeding seeking to enforce the terms, covenants or conditions of this Agreement, the prevailing party shall, in addition to all of the remedies and relief that may be available under this Agreement or applicable law, recover his or its reasonable attorneys' fees and costs as shall be determined and awarded by the court or the arbitrator.


     IN WITNESS WHEREOF, this Agreement is entered into on the day and year first written above.

                            BANYAN STRATEGIC REALTY TRUST

                            By:
                                  -------------------------------------
                                  Name: Robert G. Higgins
                                  Title: Vice President General Counsel


                            ________________________________
                            Jay E. Schmidt